UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2026, Reliance Global Group, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Enquantum Ltd. (“Enquantum”), pursuant to which the Company has agreed to acquire, over time and subject to the satisfaction of specified milestone criteria and other conditions, an aggregate equity interest equal to 51% of Enquantum on a fully diluted basis (the “Target Ownership”). The transactions contemplated by the Share Purchase Agreement are structured to occur in an initial closing and subsequent milestone closings, each of which is subject to the satisfaction (or waiver) of customary closing conditions, including completion of the Company’s due diligence to its satisfaction.

Under the Share Purchase Agreement, the aggregate purchase price to acquire the Target Ownership is $2,125,000, payable in tranches tied to specified monthly operational and commercialization milestones over an anticipated 10-month period. At the initial closing, the Company expects to acquire an 8% fully diluted ownership position in Enquantum, including (i) the conversion of a previously issued $166,000 secured bridge note into Enquantum ordinary shares representing 4% of Enquantum on a fully diluted basis and (ii) a cash-funded issuance representing an additional 4% fully diluted ownership. Thereafter, subject to the Company’s satisfaction of the applicable milestone criteria and other conditions, Enquantum is expected to issue additional ordinary shares to the Company in connection with monthly tranches generally designed to increase the Company’s fully diluted ownership by 4% per month through 48% fully diluted ownership.

The Share Purchase Agreement also contemplates a final “control top-up” intended to increase the Company’s ownership from 48% to 51% of Enquantum on a fully diluted basis. As consideration for the control top-up, the Company has agreed to issue to Enquantum shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), with an aggregate value of $125,000, based on the last reported sale price of the Common Stock on The Nasdaq Stock Market LLC on the trading day immediately preceding the applicable control top-up closing.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities

In connection with the Share Purchase Agreement described under Item 1.01 above, the Company has agreed, subject to the satisfaction of specified milestone criteria and other closing conditions, to issue to Enquantum shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), with an aggregate value of $125,000 (the “Top-Up Shares”), as consideration for a final “control top-up” intended to increase the Company’s ownership in Enquantum from 48% to 51% on a fully diluted basis. The number of Top-Up Shares, if any, will be determined by dividing $125,000 by the last reported sale price of the Common Stock on The Nasdaq Stock Market LLC on the trading day immediately preceding the applicable control top-up closing. No Top-Up Shares have been issued as of the date of this Current Report on Form 8-K, and there can be no assurance that the conditions to the issuance of the Top-Up Shares will be satisfied or that any control top-up closing will occur.

If issued, the Top-Up Shares are expected to be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, based on, among other things, representations and warranties to be made by the recipient(s) and the absence of any general solicitation in connection with such issuance. The Company will not receive any cash proceeds from the issuance of the Top-Up Shares.

Item 7.01 Regulation FD Disclosure.

On February 9, 2026, the Company issued a press release announcing the execution of the Share Purchase Agreement and describing the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Share Purchase Agreement, entered into between the Company and Enquantum Ltd. Dated February 5, 2026
99.1	Press Release, dated February 9, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The omitted schedules and exhibits contain information that is not material and/or is of the type that the Company treats as private or confidential. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: February 10, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer